UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 8, 2015

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 8, 2015, a subsidiary of Cincinnati Bell Inc., an Ohio corporation (the “Company”), CyrusOne Inc., a Maryland corporation (“CyrusOne”), CyrusOne GP, a Maryland statutory trust, and CyrusOne LP, a Maryland limited partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as underwriter (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter 1,350,000 shares of CyrusOne’s common stock (the “Shares”), par value $0.01 per share, pursuant to CyrusOne’s Registration Statement on Form S-3 (File No. 333-194770). The above summary is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

ITEM 8.01 – OTHER EVENTS

On December 14, 2015, the Company issued a press release announcing the closing of the Company’s secondary public offering of the Shares. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 8, 2015, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP, Data Center Investments Holdco LLC and Citigroup Global Markets Inc., as underwriter.

99.1	Press Release dated December 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: December 14, 2015	By:	/s/ Christopher J. Wilson
Name: Christopher J. Wilson
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 8, 2015, by and among CyrusOne Inc., CyrusOne GP, CyrusOne LP, Data Center Investments Holdco LLC and Citigroup Global Markets Inc., as underwriter.

99.1	Press Release dated December 14, 2015.